                                                                Exhibit 99.1
                                                                ------------


        Audited Financial Statements of Spacelink International, LLC for the fiscal years ended December 31, 2004 and 2003



                        SPACELINK INTERNATIONAL, LLC

                       REPORT AND FINANCIAL STATEMENTS

                         DECEMBER 31, 2004 AND 2003




                      REPORT OF INDEPENDENT ACCOUNTANTS

To the Members of
Spacelink International, LLC

We have audited the accompanying balance sheets of Spacelink International, LLC (a Limited Liability Company) as of December 31, 2004 and 2003 and the related statements of income and members' equity and of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Spacelink International, LLC as of December 31, 2004 and 2003 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



/S/ CHERRY, BEKAERT & HOLLAND, L.L.P.


Vienna, Virginia
March 4, 2005


                                     SPACELINK INTERNATIONAL, LLC
                                            BALANCE SHEETS

                                                                                December 31,
                                                                     --------------------------------
                                                                          2004              2003
                                                                     --------------    --------------
                                     ASSETS
CURRENT ASSETS
  Cash                                                                $     25,204      $    571,606
  Accounts receivable, net of $1,013,332 and                            21,989,847        16,710,762
   $624,502 allowance for doubtful accounts
  Unbilled accounts receivable                                           1,620,436         2,843,548
  Investments                                                              147,579           146,078
  Employee receivables                                                           -            56,413
  Inventories                                                              360,500                 -
  Prepaid expenses and other current assets                                641,942         1,173,690
                                                                     --------------    --------------

    TOTAL CURRENT ASSETS                                                24,785,508        21,502,097

PROPERTY & EQUIPMENT, NET                                                3,172,201         5,302,495

INVESTMENT IN INTELSAT                                                   1,632,352         1,632,352

OTHER ASSETS                                                                14,468           416,657
                                                                     --------------    --------------

      TOTAL ASSETS                                                    $ 29,604,529      $ 28,853,601
                                                                     ==============    ==============

                         LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
  Bank overdraft                                                      $  3,828,325      $          -
  Bank line-of-credit                                                            -         3,000,000
  Bank term loan-current                                                         -         1,022,635
  Notes payable                                                                  -         1,185,740
  Accounts payable                                                          87,097         1,785,134
  Accrued liabilities                                                    3,584,613         5,390,393
  Accrued payroll and related liabilities                                  433,253            11,396
  Accrued vacation                                                         455,898           146,636
  Billings in excess of costs and estimated earnings                       808,590           848,280
                                                                     --------------    --------------

    TOTAL CURRENT LIABILITIES                                            9,197,776        13,390,214

ACCRUED LIABILITIES-NONCURRENT                                           1,076,000                 -

BANK TERM LOAN-NONCURRENT                                                        -            89,798
                                                                     --------------    --------------

      TOTAL LIABILITIES                                                 10,273,776        13,480,012

MEMBERS' EQUITY                                                         19,330,753        15,373,589

COMMITMENTS AND CONTINGENCIES

                                                                     --------------    --------------

      TOTAL LIABILITIES AND MEMBERS' EQUITY                           $ 29,604,529      $ 28,853,601
                                                                     ==============    ==============


                          (See accompanying notes to financial statements)




                                     SPACELINK INTERNATIONAL, LLC
                               STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                                                          YEARS ENDED DECEMBER 31,
                                                                    ----------------------------------
                                                                        2004                2003
                                                                    --------------      --------------
REVENUE                                                              $ 93,486,707        $ 95,165,085
                                                                    --------------      --------------

DIRECT EXPENSES
  Direct labor                                                          4,443,777           2,487,964
  Other direct costs                                                   64,089,825          70,079,977
                                                                    --------------      --------------

    TOTAL DIRECT EXPENSES                                              68,533,602          72,567,941

INDIRECT EXPENSES                                                      11,810,045           8,745,723
                                                                    --------------      --------------

    TOTAL OPERATING EXPENSES                                           80,343,647          81,313,664
                                                                    --------------      --------------

INCOME FROM OPERATIONS                                                 13,143,060          13,851,421
                                                                    --------------      --------------

OTHER INCOME (EXPENSE)
  Interest income                                                          29,092              19,250
  Interest expense                                                        (93,046)           (247,544)
  Other expenses                                                          (22,942)            (25,062)
                                                                    --------------      --------------

    TOTAL OTHER EXPENSES                                                  (86,896)           (253,356)
                                                                    --------------      --------------

NET INCOME                                                             13,056,164          13,598,065

MEMBERS' EQUITY, BEGINNING OF YEAR                                     15,373,589           5,145,524

MEMBERS' DISTRIBUTIONS                                                 (9,099,000)         (3,370,000)
                                                                    --------------      --------------

MEMBERS' EQUITY, END OF YEAR                                         $ 19,330,753        $ 15,373,589
                                                                    ==============      ==============


                           (See accompanying notes to financial statements)



                                              SPACELINK INTERNATIONAL, LLC
                                                STATEMENTS OF CASH FLOWS

                                                                                           YEARS ENDED DECEMBER 31,
                                                                                      ---------------------------------
                                                                                           2004                2003
                                                                                      --------------      -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                           $ 13,056,164        $13,598,065
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization                                                         1,924,972          2,836,606
    Changes in assets and liabilities:
      Accounts receivable, net                                                           (4,055,973)        10,399,403)
      Investments                                                                            (1,501)           (17,230)
      Employee receivables                                                                   56,413            (17,643)
      Inventories                                                                          (360,500)                 -
      Prepaid expenses and other current assets                                             531,748           (348,427)
      Other assets                                                                          402,189                  -
      Accounts payable                                                                   (1,698,037)        (2,977,354)
      Accrued liabilities                                                                (1,805,780)         4,424,404
      Accrued payroll and related liabilities                                               421,857              1,117
      Accrued vacation                                                                      309,262             73,697
      Billings in excess of costs and estimated earnings                                    (39,690)           848,280
      Accrued liabilities-noncurrent                                                      1,076,000                  -
                                                                                      --------------      -------------

        NET CASH PROVIDED BY OPERATING ACTIVITIES                                         9,817,124          8,022,112
                                                                                      --------------      -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of fixed assets                                                               (1,244,737)        (5,770,621)
  Sales of fixed assets                                                                   1,450,059          1,876,923
  Investment in Intelsat                                                                          -            928,200
                                                                                      --------------      -------------

        NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                                 205,322         (2,965,498)
                                                                                      --------------      -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in bank overdraft                                                              3,828,325                  -
  Decrease in bank line-of-credit                                                        (3,000,000)                 -
  Decrease in bank term loan                                                             (1,112,433)          (887,567)
  (Decrease) increase in notes payable                                                   (1,185,740)         1,185,740
  Payments for purchase of members' interests                                                     -         (2,229,200)
  Members' distributions                                                                 (9,099,000)        (3,370,000)
                                                                                      --------------      -------------

        NET CASH USED IN FINANCING ACTIVITIES                                            10,568,848)        (5,301,027)
                                                                                      --------------      -------------

NET DECREASE IN CASH                                                                       (546,402)          (244,413)

CASH, BEGINNING OF YEAR                                                                     571,606            816,019
                                                                                      --------------      -------------

CASH, END OF YEAR                                                                      $     25,204        $   571,606
                                                                                      ==============      =============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for interest                                               $    128,747        $   211,843
                                                                                      ==============      =============


                                    (See accompanying notes to financial statements)



                        SPACELINK INTERNATIONAL, LLC
                        NOTES TO FINANCIAL STATEMENTS
                         DECEMBER 31, 2004 AND 2003


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Spacelink International, LLC (the "Company") is a Limited Liability Company that was formed in 1998. Prior to 1998, Spacelink operated as a corporation under the name of Spacelink International, LTD, which began operations on July 26, 1994. The Company is in the business of leasing, installing and maintaining satellite communications systems throughout the world, primarily for the U.S. Government.

Cash - The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company believes it is not exposed to any significant risks.

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Accounts receivable - The Company maintains its books and records on the accrual basis of accounting. Billed and unbilled accounts receivable are reported at gross value, less an allowance for doubtful accounts as deemed necessary. Management's determination of the allowance for doubtful accounts is based on an evaluation of the accounts receivable, past experience, current economic conditions, and other risks inherent in the accounts receivable portfolio. Unbilled receivables are attributable to administrative timing delays. Unbilled receivables at December 31, 2004 include $1,600,000 for performance incentive fees on a contract with the U.S. Government.

Investments - Investments are recorded at cost, which is less than market.

Inventory - Inventory is stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. Inventory at December 31, 2004 consisted of a terminal which was sold and shipped to a customer in February 2005.

Property and equipment - Property and equipment is recorded at cost. Depreciation on property and equipment is calculated using the straight-line method over the estimated useful lives of the assets, generally three to ten years.

Revenue recognition - Revenue from firm fixed price contracts is recognized using the percentage of completion method on the basis of costs incurred in relation to estimated total costs. Revenue from time and material contracts is recognized on the basis of man-hours utilized plus other reimbursable contract costs incurred during the period. Revenue from cost plus fixed fee contracts is recognized based on allowable costs incurred plus a portion of a negotiated fixed fee amount. Revenue from incentive award fees on contracts with the U. S. Government is not recognized until the government has approved the initial award fee period for payment. Upon establishing a procedure accepted by the government of award fee determination, billing and approval, award fees are recognized in the period earned. The Company recognized revenue on $1,600,000 of performance incentive fees in 2004. Of this amount, $585,071, for the period of performance of July through December 2004, has not yet been approved for payment by the government.

Federal government contract costs, including indirect expenses, are subject to audit and adjustment by the Defense Contract Audit Agency. Contract revenues have been recorded in amounts that are expected to be realized upon final settlement. Provisions for estimated losses on uncompleted contracts are made in the period in which losses are determined.

                        SPACELINK INTERNATIONAL, LLC
                        NOTES TO FINANCIAL STATEMENTS
                         DECEMBER 31, 2004 AND 2003
                                 (CONTINUED)


Income taxes - The Company files a partnership income tax return;
consequently, no provision for income taxes is reflected in these financial statements.

Accounting estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Reclassifications - Certain reclassifications have been made to the 2003 financial statements in order to conform to the 2004 presentation.


NOTE 2 - PROPERTY AND EQUIPMENT

A summary of property and equipment at December 31 is as follows:

                                                                 2004            2003
                                                                 ----            ----
     Electronic equipment                                  $6,668,623     $ 8,375,682
     Earth stations                                           752,352         862,690
     Vehicles                                                       -         176,953
     Computer equipment                                     1,202,862         927,591
     Furniture and fixtures                                   137,103         137,103
     Software                                                 355,925         347,015
     Other assets                                             678,645          63,025
                                                           ----------     -----------

                                                            9,795,510      10,890,059

     Less: accumulated depreciation                         6,623,309       5,587,564
                                                           ----------      ----------

     Net property and equipment                            $3,172,201     $ 5,302,495
                                                           ==========     ===========


Depreciation expense totaled $1,924,972 and $2,836,606 for the years ended December 31, 2004 and 2003, respectively.


NOTE 3 - NOTES PAYABLE

On December 26, 2002 the Company renewed a line-of-credit agreement, increasing the loan ceiling to $3,000,000, and established a $2,000,000 term loan with the same bank. The Company's assets secure the notes and the Company assigned the receivables from a contract with a government agency to the bank. The Company's President guarantees the notes. The line-of-credit bears interest at the bank's floating prime rate (5.25% and 4.25% at December 31, 2004 and 2003) and the term loan bore interest at 5.5%. The line-of-credit was renewed on April 1, 2003 and increased to $5,000,000. The term loan was to be repaid in twenty-four installments of $88,191 commencing February 5, 2003 and terminating on January 5, 2005 with any outstanding

                        SPACELINK INTERNATIONAL, LLC
                        NOTES TO FINANCIAL STATEMENTS
                         DECEMBER 31, 2004 AND 2003
                                 (CONTINUED)


principal and interest due in full. The term loan was paid off during 2004. The Company had $0 and $3,000,000 outstanding under the line-of-credit at December 31, 2004 and 2003. The Company had $0 and $1,112,433 outstanding under the term loan at December 31, 2004 and 2003, respectively.


NOTE 4 - RELATED PARTY TRANSACTIONS

As of January 1, 2003, the Company is 50% owned by Spacelink International, Ltd. (Limited), an S Corporation, and 50% owned by Satcomsolutions, LLC (Satcom). Two employees, who are stockholders of Limited and members of Satcom, loaned the Company $1,185,740 on December 31, 2003. The interest rate for the loans was 5% per annum. The loans were repaid on January 29, 2004.


NOTE 5 - PENSION PLAN

The Company initiated a non-contributory, defined benefit pension plan (the "Plan") on January 1, 1997 covering all eligible employees. The Plan provides benefits based on average monthly compensation and years of service. The Company's funding policy is to contribute the amount necessary for the Plan to maintain its qualified status under The Employee Retirement Income Security Act of 1974, as amended. On January 23, 2001 the Plan was amended, closing the Plan to future participants and ceasing the accrual on non-top heavy benefits for existing participants.

The value of the Plan assets was $1,128,119 and $1,032,647 as of December 31, 2004 and 2003, respectively. During the 2004 Plan year, the Plan experienced an increase in its net assets of $95,472. This increase was comprised of earnings from investments of $95,472. There were no employer contributions, employee contributions, Plan expenses or amounts paid to participants and beneficiaries.

At December 31, 2004 and 2003, respectively, the present value of future benefits was $1,092,431 and $1,009,040, the present value of future normal cost was $ 86,503 and $90,590, and the net periodic benefit cost recognized was $0. For 2004 and 2003 the discount rate used in determining the actuarial present value of the projected benefit obligation was 5.07% and 4.96%, respectively, the expected long-term rate of return on assets was 7.0% for both years, and the rate of compensation increase for both years was 4%.

On February 8, 2005, the Company terminated the Plan. As of December 31, 2004, Plan lump sum benefits of $1,337,668 exceeded Plan assets of $1,128,119 by $209,549. This Plan expense was accrued and is included as a component of "Accrued liabilities" in the balance sheet as of December 31, 2004.


NOTE 6 - ACCRUED LIABILITIES

The Company accrued $200,000 at December 31, 2004 and 2003 for a potential tax liability to a foreign country. No determination of the amount owed, if any, has been reached. The Company believes the accrual is sufficient to cover any payments that may be required to resolve the tax issue. The amount accrued is included as a component of "Accrued liabilities" in the balance sheet as of December 31, 2004 and 2003.

                        SPACELINK INTERNATIONAL, LLC
                        NOTES TO FINANCIAL STATEMENTS
                         DECEMBER 31, 2004 AND 2003
                                 (CONTINUED)


The Company accrued $200,000 at December 31, 2004 for a potential tax liability relating to a sales tax audit. The Company believes the accrual is sufficient to cover any payments that may be required. The amount accrued is included as a component of "Accrued liabilities" in the balance sheet as of December 31, 2004.

The Company accrued $1,076,000 at December 31, 2004 for bonuses, which will be paid in 2006. The amount accrued is shown as "Accrued liabilities-noncurrent" in the balance sheet as of December 31, 2004.


NOTE 7 - EMPLOYEE RETIREMENT PLAN

The Company established a tax-deferred saving plan (the "Plan") in accordance with Section 401(k) of the Internal Revenue Code of 1986, as amended, which became effective September 1, 2001. All full-time employees who have completed ninety days of service are eligible for participation in the Plan. The Company may, at its discretion, make matching and profit sharing contributions. The matching contributions vest over six years beginning after two years of service.

For the years ended December 31, 2004 and 2003, the Company made no contributions to the Plan.


NOTE 8 - POTENTIAL CONTRACT LIABILITY

The government has informed the Company that a volume discount may be owed on a contract through which the Company provides satellite bandwidth to the government. No amount for the potential claim has been established. The Company believes that no volume discount is due and that any amount paid to settle this claim would be immaterial for financial statement disclosure purposes.


NOTE 9 - UNRECORDED PERFORMANCE INCENTIVES

The Company is negotiating with the government over contract performance incentive fees totaling $452,578, which the Company believes were earned from February 2001 through June 2003. The Company has not yet billed the government or recognized revenue for these fees. The government has approved payment for performance incentive fees on the same contract for the period July 2003 through June 2004.


NOTE 10 - LEASES

The Company leases office and warehouse space under an agreement that expires in November 2005. The Company also leases satellite bandwidth and teleport services under agreements with various expiration dates through March 2006. Future minimum rental commitments under non-cancelable operating leases that have initial or remaining lease terms in excess of one year as of December 31, 2004 are as follows:

                        SPACELINK INTERNATIONAL, LLC
                        NOTES TO FINANCIAL STATEMENTS
                         DECEMBER 31, 2004 AND 2003
                                 (CONTINUED)



         Year Ending December 31,
         ------------------------

                  2005                                 $ 30,895,510
                  2006                                    1,041,288
                                                       ------------

         Total minimum payments                        $ 31,936,798
                                                       ============


The Company also leases office space, equipment, satellite bandwidth and teleport services under short-term leases. For the years ended December 31, 2004 and 2003, lease expense pursuant to the office, equipment, satellite and teleport leases totaled $51,223,045 and $48,133,289, respectively.


NOTE 11 - SIGNIFICANT CUSTOMERS

Substantially all of the Company's sales are to the U.S. Government, principally the Department of Defense, under prime contracts or sub-contracts. For the year ended December 31, 2004, revenues recognized from the Company's largest contract, a prime contract, amounted to $64,799,546. Accounts receivable as of December 31, 2004 included
$13,226,803 due from this contract.

For the year ended December 31, 2003, revenues recognized from the Company's largest contract amounted to $58,248,000. Accounts receivable as of December 31, 2003 included $7,355,000 due from this contract.


NOTE 12 - SUBSEQUENT EVENT

Effective February 1, 2005 the Company executed a purchase agreement with Engineered Support Systems, Inc. ("ESSI") whereby the members sold all of the membership interests of the Company to ESSI and the Company became a wholly owned subsidiary of ESSI.